Employee:
                              Grant Date:
                              No. Shares:
                              FMV Per Share on Date
                                of Grant:
                              Exercise Price
                                Per Share:




                  MARSHALL INDUSTRIES
                 1997 STOCK OPTION PLAN
    EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT



     1. Identification. This Employee Nonqualified Stock Option Agreement (this "Agreement") is made by and between Marshall Industries, a California corporation (the "Company"), and _____________ (the "Employee") as of __________, 199__.

     2.   Recitals.

          2.1  The Company maintains the Marshall Industries 1997
Stock Option Plan (the "Plan") providing for the grant of incentive stock options and nonqualified stock options to directors and key employees of the Company.

          2.2 Employee is a key employee of the Company to whom options may be granted under the Plan.

          2.3  The Stock Option and Compensation Committee (the
"Committee") of the Company has authorized the grant to Employee of an option to purchase the Company's Common Stock upon the terms and conditions hereinafter set forth.

          2.4 In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties agree as set forth below.

     3. Grant of Option. Pursuant to the action of the Committee, and subject to the terms and conditions of this Agreement and the terms and conditions of the Plan, the Company grants to Employee an option to purchase all or any part of ______________________ (___) shares of the Company's authorized and unissued Common Stock from the Company at the price of _____________________ Dollars ($_____) per share (the "Option").
The Option is intended to be a nonqualified stock option and shall not be deemed to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

     4. Term of Option. The Option was granted on ___________, 199__ (the "Grant Date"). Unless previously exercised pursuant to Article 5 hereof and subject to earlier termination under
Section 6.6 or Article 7 of the Plan, the Option shall terminate on, and shall not be exercisable after, the day before the ______________, (_____) anniversary of the Grant Date [not to exceed ten (10) years].

     5.   Exercise.

          5.1 Exercisability. Subject to the terms and conditions of this Agreement, the Option shall become exercisable in _______________ equal cumulative installments of ______________
 (_______) shares of the Company's common Stock (individually an "Installment" and collectively the "Installments"). Employee may exercise the Option with respect to each Installment on or after each successive annual anniversary of the Grant Date according to the following schedule:

                   Installment (number
                   of shares becoming
                   exercisable)                  Exercise Date

First
Anniversary

Second
Anniversary

Third
Anniversary

Fourth
Anniversary

Fifth
Anniversary

Sixth
Anniversary

Seventh
Anniversary

Eighth
Anniversary

Ninth
Anniversary


          To the extent Employee does not in any year purchase all or any part of the shares to which Employee is entitled, Employee has the right cumulatively thereafter to purchase any shares not so purchased and such right shall continue until the Option terminates or expires. Fractional share interests shall be disregarded.

          5.2 Notice of Exercise. Employee shall exercise the option by (i) notifying the Company of Employee's election to exercise the Option, (ii) paying in full the purchase price as provided in Section 5.3 hereof, and (iii) satisfying the tax withholding requirements of Section 8.8 of the Plan.

          5.3 Payment of Purchase Price. The purchase price for any shares of Common Stock with respect to which Employee exercises the Option shall be paid in full promptly after Employee gives notice of exercise as provided in Section 5.2 hereof. The purchase price shall be paid: (a) in cash or by check in United States dollars, or (b) if, and only if, the Committee so authorizes in its sole discretion, at the time Employee gives notice of exercise, by transferring to the Company for redemption, Common Stock of the Company at its "Fair Market Value" (as defined in the Plan), with share certificates duly endorsed and accompanied by instruments of transfer with signatures guaranteed. If Employee desires to pay the purchase price for the shares by transferring to the Company Common Stock for redemption, Employee shall so notify the Secretary of the Company with the notice of Employee's election to exercise the Option in accordance with Section 5.2 hereof. Promptly after receipt of Employee's notice of exercise and request for payment by redemption, the Company shall notify Employee of its decision as to whether it will permit Employee to pay the purchase price by transferring the Company's Common Stock to it for redemption. If the Committee does not authorize the proposed payment by redemption, Employee shall pay the purchase price in cash or by check in United States dollars as provided above.

     6. Issuance of Shares. Subject to Section 8.3 of the Plan, promptly after the Company's receipt of notification of exercise provided for in Section 5.2 hereof and Employee's payment in full of the purchase price, the Company shall deliver, or cause to be delivered, to Employee a certificate for the whole number of shares with respect to which the Option is being exercised by Employee. Shares shall be registered in the name of Employee. If any law or regulation of the Securities and Exchange Commission or of any other federal or state governmental body having jurisdiction shall require the Company or Employee to take any action prior to the issuance to Employee of the shares of Common Stock of the Company specified in the written notice of election to exercise, the date for the delivery of such shares shall be adjourned until the completion of such action.

     7. Termination Of Employment. If Employee's employment with the Company is terminated for any reason the Option shall terminate in accordance with and at the time set forth in Section
6.6 of the Plan. [If the Employee dies or becomes Permanently Disabled (as defined in the Plan) while he or she is employed by the Company, the Option shall become fully vested and exercisable.]

     8. Assignment or Transfer. The Option is not assignable or transferable except by will or by the laws of descent and distribution and during Employee's lifetime the Option may be exercised only by Employee. No transfer of the Option by will or by the laws of descent and distribution shall be effective, nor shall any designation of a person who may exercise the Option after Employee's death be effective to bind the Company unless the Company is furnished with a written notice thereof and a copy of the will or such other evidence as the Company deems necessary to establish the validity of the transfer and the acceptance of the terms and conditions of the Option by the transferee or designee.

     9. No Rights as Shareholder. Employee shall have no rights as a shareholder with respect to shares of the Common Stock covered by the Option until the date of the issuance of a stock certificate or stock certificates evidencing issuance of such shares pursuant to Employee's exercise of the Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 10 hereof and in Article 7 of the Plan.

     10.  Modification and Termination.

          10.1 The rights of Employee under this Agreement are subject to modification and termination as provided in the Plan.

          10.2 The number of shares of Common Stock set forth in
Article 3 hereof and the Option are subject to adjustment, acceleration, and possible early termination under Article 7 of the Plan.

     11. No Right to Employment. Nothing in this Agreement, the Plan, or any instrument executed pursuant to the Plan shall confer upon Employee the right to continue in the employ or service of the Company, affect the right of the Company to terminate the employment or services of Employee with or without cause, or be evidence of any agreement or understanding, express or implied, that the Company will employ or continue to employ Employee in a particular position or at a particular rate of remuneration.

     12. Compliance with Securities Laws. At the time the Option is exercised, the Company may require Employee to execute any documents or take any action which may be then necessary to comply with the Securities Act of 1933, as amended, and the rules and regulations adopted thereunder, or any other applicable federal or state laws for the purpose of regulating the sale and issuance of securities. The Company reserves the right to change its requirements with respect to enforcing compliance with federal and state securities laws, including the request for, and enforcement of, letters of investment intent, such requirements to be determined by the Company in its judgment as necessary to assure compliance with such laws. Such changes may be made, with respect to the Option, upon exercise hereof, or prior to or after the exercise of the Option. The Company shall not be obligated to issue any shares upon the exercise of the Option unless the issuance, in the judgment of the Board of Directors of the Company, is in full compliance with all applicable laws, governmental rules and regulations, undertakings of the Company made under the Securities Act of 1933, as amended, any state securities laws, and stock exchange agreements of the Company.

     13.  General Provisions.

          13.1 Subject to Plan. The Option and all rights of Employee thereunder are subject to, and Employee agrees to be bound by all of the terms and conditions of the Plan, incorporated herein by this reference. Employee acknowledges receipt of a copy of the Plan, attached hereto as Exhibit A, which is made a part hereof by this reference, and agrees to be bound by the terms thereof. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.

          13.2 Further Acts. Employee agrees to perform all further acts and to execute and deliver any other and additional documents as may be reasonably necessary to carry out the provisions of this Agreement.

          13.3 Notices. Any notice to be given under the terms of this Agreement to the Company shall be in writing and addressed to Marshall Industries, 9830 Telstar Avenue, El Monte, California 91731 to the attention of the Secretary and to Employee at the address given beneath Employee's signature hereto, or at such other address as either party may hereafter designate in writing to the other.

     IN WITNESS WHEREOF, this Agreement is executed by the parties on the date and at the place indicated below.

                                     "COMPANY"

                                     MARSHALL INDUSTRIES,
                                     a California corporation

Executed on ____________, 199_
at _______________, __________.         By: ___________________
                                        Its: __________________


                                        "EMPLOYEE"

Executed on ____________, 199_
at _______________, __________.         ________________________
                                        Signature

                                        ________________________
                                        Print Name

                                        ________________________
                                        Address

                                        ________________________
                                        City, State, Zip Code

                        CONSENT OF SPOUSE

          In consideration of the execution of the foregoing Employee Nonqualified Stock Option Agreement by Marshall Industries, I, _________________________________, the spouse of the Employee therein named, do hereby join with my spouse in executing the foregoing Employee Nonqualified Stock Option Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.


DATED:  ______________, 199__.     ___________________________
                                   Signature of Spouse